CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30450, 333-65568, 333-73318, and 333-104481) of
YDI Wireless, Inc. of our reports dated January 23, 2004 (except for note 19 as to which the date is March 16, 2004) relating to the consolidated financial statements and financial statement schedule of YDI Wireless, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ BDO Seidman, L.L.P.
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BDO Seidman, L.L.P.
Bethesda, Maryland
March 25, 2004